UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                       Date of Report:  February 9, 2000
                       (Date of earliest event reported)



                     Inland Retail Real Estate Trust, Inc.
            (Exact name of registrant as specified in the charter)



        Maryland                       333-64391              36-4246655

(State or other jurisdiction     (Commission File No.)       (IRS Employer
  of incorporation)                                        Identification No.)



                             2901 Butterfield Road
                          Oak Brook, Illinois  60523
                   (Address of Principal Executive Offices)


                                (630) 218-8000
              (Registrant's telephone number including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

Conway Plaza, Orlando, Florida

On February 9, 2000, we purchased an existing shopping center known as Conway Plaza located on approximately 17 acres and containing 119,423 gross leasable square feet. Conway Plaza Shopping Center is a grocery-anchored community shopping center located at the southeast corner of Curry Ford and Conway Roads in Orange County, Orlando, Florida.

We purchased Conway Plaza from an unaffiliated third party by paying the entire purchase price we paid for the property in cash. The property will most likely be financed in the future. Our wholly owned Florida limited liability company, Inland Southeast Conway, L.L.C., owns the entire fee simple interest in Conway Plaza. Our total acquisition cost, including expenses, was approximately
$8,540,363. This amount may increase by additional costs which have not yet been finally determined. We expect any additional acquisition related costs to be insignificant. Our acquisition cost is approximately $72 per square foot of leasable space, which consists of the following:

    *   Purchase Price......................................... $  8,500,000
    *   Acquisition costs to third parties.....................       40,363
                                                                -------------
                                 TOTAL......................... $  8,540,363
                                                                =============

In evaluating this property as a potential acquisition, we considered a variety of factors including location, demographics, tenant mix, price per square foot, occupancy and the fact that overall rental rates at the shopping center are comparable to market rates. We believe that the shopping center is located within a vibrant economic area. We did not consider any other factors materially relevant to the decision to acquire this property.

We anticipate expending not more than approximately $250,000 for roof repairs and parking lot and landscaping improvements over the next one to two years. It is unlikely that the majority of such expenditures will be passed through to the tenants.

An environmental assessment conducted in 1994 identified the presence of tetrachloroethylene (PCE) and trichloroethylene (TCE) in the groundwater at the property. The PCE and TCE were reportedly present as the result of releases primarily from a dry cleaner located adjacent to our property, and secondarily, from a dry cleaner that for approximately 30 years, and until August 1998, was a tenant at our property.

Based upon a sampling of groundwater in January 2000, there is an environmental risk at the site but we have been advised that it appears to be relatively low because the on-site contamination measured in water samples taken in 1994 has diminished significantly. Additionally, based upon the results of the sampling in January 2000 of surface water, we have been advised that there is no apparent environmental risk off our site as nothing of environmental concern was detected in the water samples taken from the lake adjacent to and downgradient of our property. Therefore, we do not at this time anticipate any third-party having a legal basis for making a claim or filing a lawsuit against us for existing conditions.

The federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") imposes strict liability for all cleanup costs on the current owner of property where there has been a release or threatened release of hazardous substances. PCE and TCE are such hazardous substances. While the federal government under CERCLA may always perform a response action at the facility or require the owner to do so, in light of the fact that the State of Florida is dealing with the property as explained below and given the facts known to date, absent changed circumstances, we have been advised that such possibility is small. In addition, there has been no indication that the federal government is interested in the site.

The State of Florida has established a state-funded dry cleaning solvent cleanup program to clean up properties that are contaminated as a result of the operations of a dry cleaning facility. This program is administered by the Florida Department of Environmental Protection. The program limits the liability of the owner, operator and real property owner of facilities for cleanup of solvent contamination if certain stated conditions are met.

The former tenant submitted an application for eligibility in the Florida program in December 1996. The site was accepted in the program in April 1997 with a deductible of $1,000. Assessment and cleanup under the program is implemented according to a priority ranking system established by the Florida Department of Environmental Protection. In view of the site's priority ranking as of January 2000, the site will most likely not be addressed for cleanup under the program until at least the year 2001. The adjacent off-site dry cleaner has also been accepted in the program and its cleanup will be scheduled concurrently with our property. Even though our property may have been contaminated by the upgradient and adjacent dry cleaner, there presently is probably no possibility of our recovering anything from that entity.

Regardless of a site's eligibility for this program, real property owners are authorized to conduct rehabilitation activities at any time. The law provides limited liability protection under certain conditions. However, the owner may not seek cost recovery from the Florida fund.

We do not plan on conducting our own rehabilitation activities. Instead, we intend to have the property assessed and, if necessary, cleaned up through the Florida program whenever the program is ready to start cleanup on the property.

In addition, we have purchased an environmental impairment insurance policy for known and unknown environmental contamination at the site providing coverage of up to $5 million for each loss and for the total of all losses, for a term of 10 years. The insurance covers on-site cleanup where the cleanup costs result from a governmental mandate of corrective action from pollution conditions at, on or within the site to which the insurance applies. Further, the third party pollution liability coverage will cover sums that we become legally obligated to pay as damages arising out of claims for bodily injury or property damage that result from pollution conditions at, on or emanating from our site.

We believe that this property is well located, has acceptable roadway access, attracts high-quality tenants, is well maintained and has been professionally managed. This property will be subject to competition from similar shopping centers within its market area, and its economic performance could be affected by changes in local economic conditions.

Conway Plaza, which was constructed between 1966 and 1981 and substantially renovated in 1999 (with Publix being newly rebuilt in 1999), is a single-story, multi-tenant, retail center. As of February 9, 2000, this property was approximately 97% leased. In addition to the main building, there are three outbuildings. The smallest outbuilding consists of three tenant spaces, each of 1,200 square feet. Weighco of Florida and the Nail Salon are tenants in this outbuilding, and one of the tenant spaces is vacant. Separated from the smallest outbuilding by a few feet is the largest outbuilding, consisting of two tenant spaces of 5,100 square feet each and another of 6,015 square feet. The 6,015 square foot space was completely renovated in 1999 and is occupied by Coldwell Banker. Centered Health Care, P.A. and Greenberg Dental are tenants in each of the 5,100 square foot spaces in this larger building. The third outbuilding is a stand alone metal structure of 3,050 square feet leased by Fabriclean.

Two tenants, Publix (a supermarket) and Beall's Outlet Store (a discount department clothing store), each lease more than 10% of the total gross leasable area of the property. The leases with these tenants require the tenants to pay base annual rent on a monthly basis as follows:

                                           Base Rent
                  Approximate             Per Square
                     GLA                    Foot Per
                    Leased     % of Total    Annum           Lease Term
  Lessee           (Sq. Ft.)      GLA         ($)       Beginning       To
   -----------    ----------- ----------- ------------ ------------ ---------
Publix               37,888      31.73       7.75         10/99        10/19
  Options (1) (3)                            7.75         11/19        10/49

Beall's Outlet
  Store              12,000      10.05       5.00         05/97        04/01
  Options (2) (3)                            5.25 to      05/01        04/25
                                             7.00

(1) There are six successive five-year renewal options at the same base rent per square foot per annum.

(2) There are eight successive three-year renewal options. The base rent per square foot increases by $.25 per square foot for each option.

(3) Publix and Beall's Outlet Store are obligated to pay, as additional rent, a percentage of gross sales in excess of a prescribed amount, subject, in the case of Beall's Outlet Store, to a specified maximum amount. However, neither Publix or Beall's Outlet Store are currently paying percentage rent since their gross sales have not reached the prescribed amounts.

For federal income tax purposes, our depreciable basis in this property will be approximately $6,394,000. When we calculate depreciation expense for tax purposes, we will use the straight-line method. We depreciate buildings and improvements based upon estimated useful lives of 40 and 15 years, respectively. Real estate taxes for 1999 (the most recent tax year for which information is generally available) were $74,661.

On February 9, 2000, a total of 115,823 square feet was leased to 20 tenants at this property. The following tables set forth certain information with respect to our leases with those tenants as of February 9, 2000:

                  Approximate                                      Base Rent Per
                      GLA                             Current       Square Foot
                    Leased      Lease     Renewal    Annual Rent     Per Annum
  Lessee           (Sq. Ft.)    Ends      Options        ($)            ($)
  ------          ----------    -----     -------    -----------    -----------
Publix              37,888      10/19       6/5        293,632          7.75
Paramount Health
  Club               8,410      03/00        -          63,075          7.50
Henry's Vacuum       1,200      07/00        -          12,000         10.00
Weighco of Florida   1,200      07/00        -          12,660         10.55
Sunshine Laundry     1,800      12/01       1/5         22,284         12.38
Nail Salon           1,200      12/00        -          12,600         10.50
Fabriclean           3,050      01/01        -          24,980          8.19
Beall's Outlet
  Store             12,000      04/01       8/3         60,000          5.00
A+ Liquors           1,300      04/01        -          13,156         10.12
Coldwell Banker      6,015      07/01        -          48,782          8.11
Players Sport Pub    5,700      08/01        -          49,590          8.70
Players Sport Pub (2)1,400      08/01        -           1,204          0.86
Great Clips          1,600      09/02        -          16,000         10.00
Greeting Card
  Depot              1,800      03/03        -          15,600          8.67
Nature's Market      2,200      10/03        -          22,000         10.00
Advance America      1,600      12/04        -          17,600         11.00
Dollar Tree Store    5,400      01/05       2/5         43,200          8.00
Eckerd Drugs        10,260      01/05       4/5         42,270          4.12
Centered Health
  Care, P.A.         5,100      12/06        -          51,000         10.00
Hua Xiu Chinese
  Food Take Out
  Restaurant         1,600      04/07        -          16,480         10.30
Greenberg Dental     5,100      12/09        -          34,986          6.86
Vacant               3,600

(1) In general, each tenant pays its proportionate share of real estate taxes, insurance and common area maintenance costs, although the leases with some tenants provide that the tenant's liability for such expenses is limited in some way, usually so that their liability for such expenses does not exceed a specified amount. Eckerd Drugs pays, as additional rent, a percentage of gross sales in excess of a prescribed amount, but is not obligated to pay any share of insurance costs. Beall's Outlet Store does not pay its proportionate share of any expenses.

(2)  This lease is for storage space.

(3) Approximately $107,525 is being held in escrow and is available for a period of 23 months following the closing of our purchase of this property (i.e., until January 2002) for disbursement to us for rent, common area maintenance charges, real estate taxes and insurance relating to 3,600 square feet of vacant space. Of these escrowed funds, $77,050 are available to be paid to us at the annual rate of $14.50 per square foot for base rent and $2.25 per square foot for common area maintenance, real estate taxes and insurance for 2,400 square feet of such vacant space, and $30,475 of these escrowed funds are available to be paid to us at the annual rate of $11.00 per square foot for base rent and $2.25 per square foot for common area maintenance, real estate taxes and insurance for 1,200 square feet of such vacant space. Payments are to be made to us monthly from that escrow if the spaces remain vacant during the 23-month period. When all or part of such vacant space is rented, and the new tenant begins paying full current rent and reimbursable expenses, the amount we will be entitled to receive from the escrow will be reduced or eliminated. The seller is also responsible for all leasing commissions, tenant improvements and all other costs associated with placing tenants in the vacant space.

     In addition, a $15,000 escrow has been established for the seller's obligation to perform certain parking lot paving and building cleaning, patching, caulking and painting.


                                                              Average     Percent of    Percent of
                                                              Base Rent      Total      Annual Base
                                     Annual Base    Total     Per Square  Building GLA     Rent
                        Approx. GLA   Rent of       Annual    Foot Under  Represented   Represented
  Year       Number of  of Expiring  Expiring       Base      Expiring    By Expiring   By Expiring
 Ending       Leases      Leases     Leases        Rent (1)   Leases        Leases       Leases  (2)
December 31,  Expiring  (Sq. Ft.)       ($)          ($)         ($)          (%)          (%)
-----------  ---------  ----------- -----------  -----------  ----------  ------------- -----------

   2000          4        12,010      100,335       811,915      8.35       10.06         12.36

   2001          6        31,265      220,667       673,596      7.06       26.18         27.18

   2002          1         1,600       16,480       563,147     10.30        1.34          2.45

   2003          2         4,000       43,950       538,703     10.99        3.35          7.80

   2004          1         1,600       19,808       515,783     12.38        1.34          3.68

   2005          2        15,660       85,471       421,502      5.46       13.11         16.57

   2006          1         5,100       60,894       418,509     11.94        4.27         14.45

   2007          1         1,600       19,664       346,240     12.29        1.34          4.70

   2008          -          -            -          341,521       -           -             -

   2009          1         5,100       49,776       343,408      9.76        4.27         14.57

(1) For purposes of  this  column,  we  made  no  assumptions  regarding the re-leasing of expiring leases.  Therefore, no amount is  included in this column for any lease which will expire during the specified 10-year period, commencing with its actual expiration date and continuing throughout the remaining years shown in this table.

(2) In view of the assumption made with  regard  to Total Annual Base Rent as explained in footnote (1), the percentages  shown  may  not  be  reflective  of the expected actual percentages.

(3) The foregoing assumptions should not be deemed indicative of or a prediction of future actual results.  It is  the  opinion  of  our  management  that the space for expiring leases will be re-leased at market  rates  existing  at  the time of the expiration of those leases.


We received an appraisal which states that it was prepared in conformity with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation by an independent appraiser who is a member of the Appraisal Institute. The appraisal reported a fair market value for Conway Plaza, as of December 26, 1999, of $8,800,000. Appraisals are estimates of value and should not be relied on as a measure of true worth or realizable value.


Item 7. Financial Statements and Exhibits

   (a)  Financial Statements

        To be subsequently filed.

                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                        Inland Retail Real Estate Trust, Inc.
                                   (Registrant)



                        By:/s/ BARRY L. LAZARUS
                            Barry L. Lazarus
                            President, Chief Operating Officer,
                            Treasurer and Chief Financial Officer


Date:     February 24, 2000